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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2004

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29911 (Commission File Number)	87-0662823 (IRS Employer Identification)
355 South 520 West Lindon, Utah 84042 (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        The board of directors of The SCO Group, Inc. ("SCO") has authorized management, in its discretion, to purchase up to 1.5 million shares of SCO's common stock over the next 24 months. The repurchase program is effective immediately. SCO has approximately 14.4 million shares of common stock issued and outstanding. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

        The repurchase program will allow SCO to repurchase its shares from time to time in accordance with the requirements of the Securities and Exchange Commission on the open market, in block trades and in privately negotiated transactions, depending on market conditions and other factors.

Forward Looking Statements

        This report contains forward-looking statements regarding SCO's implementation of a stock repurchase program. These forward-looking statements are subject to risks and uncertainties. These risks and uncertainties may affect the timing and amounts of stock purchases under the program and other circumstances related to repurchases under the program. Purchases under the program are subject to the discretion of management based on market conditions and other factors including the trading price of SCO's common stock, availability of stock, alternative uses of capital and SCO's financial condition. Other risks and uncertainties related to SCO's business are described in SCO's filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

99.1
Press Release of The SCO Group, Inc. dated March 10, 2004, regarding its stock repurchase program, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

        SCO issued a press release related to its announced stock repurchase program. A copy of the press release is hereby furnished as Exhibit 99.1 attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2004

By:	/s/ ROBERT K. BENCH Chief Financial Officer Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The SCO Group, Inc. dated March 10, 2004, regarding its stock repurchase program, furnished pursuant to Item 9.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX